                                            Filed Pursuant to Rule No. 424(b)(5)
                                            Registration No. 333-29813

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 22, 1998)

                                 $275,000,000

                                     LOGO

               6.13% MANDATORY PAR PUT REMARKETED SECURITIES/SM/
                       ("MOPPRS/SM/") DUE AUGUST 1, 2006

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  The annual interest rate on the 6.13% MandatOry Par Put Remarketed Securities/SM/ ("MOPPRS/SM/") due August 1, 2006 of Comdisco, Inc. (the "Company") to August 1, 2001 (the "Remarketing Date") is 6.13%. THE MOPPRS ARE SUBJECT TO MANDATORY TENDER ON THE REMARKETING DATE. If Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), has elected to remarket the MOPPRS as described herein, the MOPPRS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date, except in the limited circumstances described herein. See "Description of the MOPPRS--Tender of MOPPRS; Remarketing." If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the MOPPRS from the beneficial owners ("Beneficial Owners") thereof at 100% of the principal amount thereof plus accrued interest, if any. See "Description of the MOPPRS--Repurchase."

  Interest on the MOPPRS is payable semiannually on February 1 and August 1 of each year, commencing February 1, 1999. Except in the limited circumstances described herein, the MOPPRS are not subject to redemption by the Company prior to the Stated Maturity Date (as defined below).

  Ownership of the MOPPRS will be maintained in book-entry form by or through The Depository Trust Company ("DTC"). Interests in the MOPPRS will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Beneficial Owners of the MOPPRS will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein. Settlement for the MOPPRS will be made in immediately available funds. The secondary market trading activity in the MOPPRS will therefore settle in immediately available funds. All payments of principal and interest on the MOPPRS will be made by the Company in immediately available funds so long as the MOPPRS are maintained in book-entry form. Beneficial interests in the MOPPRS may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof.

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 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
        OR THE  PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS  A
         CRIMINAL OFFENSE.

                                ---------------

  The MOPPRS will be sold to the public at varying prices relating to prevailing market prices at the time of resale to be determined by the applicable Underwriter at the time of each sale. The net proceeds to the Company will be 101.05% of the principal amount of the MOPPRS sold and the aggregate net proceeds will be $277,887,500, plus accrued interest, if any, from July 27, 1998. Expenses payable by the Company for the Offering are estimated at $175,000. For further information with respect to the plan of distribution, see "Underwriting."

  The MOPPRS are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the MOPPRS will be made through the book-entry facilities of DTC on or about July 27, 1998.

                                ---------------

MERRILL LYNCH & CO.
          BANCAMERICA ROBERTSON STEPHENS
                     BEAR, STEARNS & CO. INC.
                                  CITICORP SECURITIES, INC.
                                                        WARBURG DILLON READ LLC

                                ---------------

           The date of this Prospectus Supplement is July 22, 1998.

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"MandatOry Par Put Remarketed Securities/SM/" and "MOPPRS/SM/" are service marks owned by Merrill Lynch & Co., Inc.

  THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE MOPPRS. SUCH TRANSACTIONS MAY INCLUDE OVER-ALLOTMENT TRANSACTIONS AND THE PURCHASE OF MOPPRS TO COVER THE UNDERWRITERS' SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                           DESCRIPTION OF THE MOPPRS

GENERAL

  The MOPPRS are to be issued as a series of Debt Securities under the Indenture, dated as of December 1, 1995 (the "Senior Indenture"), between the Company and Yasuda Bank and Trust Company (U.S.A.), as trustee (the "Trustee"), which is more fully described in the accompanying Prospectus. The following description of the terms of the MOPPRS supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus. The MOPPRS will mature on August 1, 2006 (the "Stated Maturity Date").

  The MOPPRS will be senior unsecured obligations of the Company. Except in the limited circumstances described herein, the MOPPRS are not subject to redemption prior to the Stated Maturity Date at the option of the Company. See "Redemption" below.

  The MOPPRS will bear interest at the annual interest rate of 6.13% to August 1, 2001 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the MOPPRS, except in the limited circumstances described herein, (i) the MOPPRS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date, on the terms and subject to the conditions described herein, and (ii) on and after the Remarketing Date, the MOPPRS will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth below (the "Interest Rate to Maturity"). See "Tender of MOPPRS; Remarketing" below.

  Under the circumstances described below, the MOPPRS are subject to redemption by the Company from the Remarketing Dealer on the Remarketing Date. See "Redemption" below. If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the MOPPRS from the Beneficial Owners thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See "Repurchase" below.

  The MOPPRS will bear interest from July 27, 1998, payable semiannually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing February 1, 1999, to the persons in whose name the MOPPRS are registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Record Date"). Interest on the MOPPRS will be computed on the basis of a 360-day year of twelve 30-day months. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

  Interest payable on any Interest Payment Date and at the Stated Maturity Date or date of earlier redemption or repurchase shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including July 27, 1998, if no interest has been paid or duly provided for with respect to the MOPPRS) to but excluding such Interest Payment Date or the Stated Maturity Date or date of redemption or repurchase, as the case may be. If any Interest Payment Date or the Stated Maturity Date or date of redemption or repurchase of MOPPRS falls on a day that is not a Business Day, the payment shall be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repurchase, as the case may be.

  The MOPPRS will be issued in denominations of $1,000 and integral multiples thereof.

BOOK-ENTRY DELIVERY AND FORM

  Upon issuance, all MOPPRS will be represented by one or more fully registered Global Securities (the "Global MOPPRS"), without coupons, which will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as the nominee of DTC. Except under the circumstances described below, the MOPPRS will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual MOPPRS represented thereby, interests in the Global MOPPRS may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or such successor.

  Each Global MOPPRS representing Book-Entry MOPPRS will be exchangeable for MOPPRS in definitive certificated form ("Certificated MOPPRS") of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global MOPPRS, or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary has not been appointed by the Company within ninety (90) days, (ii) the Company in its sole discretion (and subject to its obligations under the Remarketing Agreement) determines that the Global MOPPRS shall be exchangeable for Certificated MOPPRS or (iii) there shall have occurred and be continuing an Event of Default under the Senior Indenture with respect to the MOPPRS. Upon any such exchange, the Certificated MOPPRS shall be registered in the names of the Beneficial Owners of each Global Note representing Book-Entry MOPPRS, which names shall be provided by DTC's relevant DTC Participants (as identified by DTC) to the Trustee.

  The following is based on information furnished by DTC:

    DTC will act as securities depositary for the Book-Entry MOPPRS. The Book-Entry MOPPRS will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global MOPPRS will be issued for each issue of Book-Entry MOPPRS, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global MOPPRS will be issued with respect to each $200,000,000 of principal amount and an additional Global MOPPRS will be issued with respect to any remaining principal amount of such issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (including the Underwriters and the Trustee). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Securities and Exchange Commission.

    Purchases of Book-Entry MOPPRS under DTC's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry MOPPRS on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records.

  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global MOPPRS representing Book-Entry MOPPRS are to be accomplished by entries made on the books of DTC Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global MOPPRS representing Book-Entry MOPPRS will not receive Certificated MOPPRS representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry MOPPRS is discontinued.

    To facilitate subsequent transfers, all Global MOPPRS representing Book-Entry MOPPRS which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global MOPPRS with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global MOPPRS representing the Book-Entry MOPPRS; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry MOPPRS are credited, which may or may not be the Beneficial Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Global MOPPRS representing the Book-Entry MOPPRS. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry MOPPRS are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and/or interest payments on the Global MOPPRS representing the Book-Entry MOPPRS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the Trustee, Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry MOPPRS within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    DTC may discontinue providing its services as securities depository with respect to the Book-Entry MOPPRS at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated MOPPRS are required to be printed and delivered.

    Subject to its obligations under the Remarketing Agreement, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Certificated MOPPRS will be printed and delivered.

  The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for its accuracy.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the MOPPRS will be made by the Underwriters in immediately available funds. All payments of principal and interest in respect of the MOPPRS will be made by the Company in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, so long as the MOPPRS are maintained in book-entry form registered in the name of DTC or its nominee, the MOPPRS will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the MOPPRS will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the MOPPRS.

TENDER OF MOPPRS; REMARKETING

  The following description sets forth the terms and conditions of the remarketing of the MOPPRS, in the event that the Remarketing Dealer elects to purchase the MOPPRS and remarkets the MOPPRS on the Remarketing Date.

  MANDATORY TENDER. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the MOPPRS for remarketing (the "Notification Date"), each MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "Repurchase" below. The purchase price for the tendered MOPPRS to be paid by the Remarketing Dealer will equal 100% of the principal amount thereof. See "Notification of Results; Settlement" below. When the MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the MOPPRS will bear interest at the Interest Rate to Maturity. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase the MOPPRS on the Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all tendered MOPPRS on the Remarketing Date, the Company will be required to repurchase the MOPPRS from the Beneficial Owners thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. See "Repurchase" below.

  The Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to 5.458% (the "Base Rate") plus the Applicable Spread (as defined below) which will be based on the Dollar Price (as defined below) of the MOPPRS. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Company and the Trustee.

  The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above.

  "Dollar Price" means, with respect to the MOPPRS, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

  "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

  "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

  "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being purchased.

  "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

  "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date, as determined by the Remarketing Dealer.

  NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

  All of the tendered MOPPRS will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

  In the event that the Remarketing Dealer purchases the tendered MOPPRS on the Remarketing Date, the Remarketing Dealer will make or cause the Trustee to make payment to the DTC Participant of each tendering

Beneficial Owner of MOPPRS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the MOPPRS, as described below under "Repurchase." In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

  The transactions described above will be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.

  Transactions involving the sale and purchase of MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

  The tender and settlement procedures described above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered MOPPRS, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing, to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

  As long as DTC's nominee holds the certificates representing any MOPPRS in the book entry system of DTC, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing. In addition, under the terms of the MOPPRS and the Remarketing Agreement (described below), the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

  For further information with respect to transfers and settlement through DTC, see "Book Entry Delivery and Form" and "Same-Day Settlement and Payment" above.

  THE REMARKETING DEALER. On or prior to the original issuance of the MOPPRS, the Company and the Remarketing Dealer will enter into a Remarketing Agreement, the general terms and provisions of which are summarized below.

  The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing.

  The Company will agree to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"), arising out of or in connection with its duties under the Remarketing Agreement.

  In the event that the Remarketing Dealer elects to remarket the MOPPRS as described herein, the obligation of the Remarketing Dealer to purchase MOPPRS from tendering Beneficial Owners of MOPPRS will be subject to several conditions precedent set forth in the Remarketing Agreement, including the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing. In addition, the Remarketing Agreement will provide for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Remarketing Date, upon the occurrence of certain events as set forth in the Remarketing Agreement.

  No Holder or Beneficial Owner of any MOPPRS shall have any rights or claims under the Remarketing Agreement or against the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such MOPPRS.

  The Remarketing Agreement will also provide that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective 10 days after the delivery to the Company and the Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

  The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the MOPPRS. The Remarketing Dealer may exercise any vote or join in any action which any Beneficial Owner of MOPPRS may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.

REPURCHASE

  In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) since the Notification Date, the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS, or any other event constituting a termination event under the Remarketing Agreement, or (iv) the Remarketing Dealer elects not to remarket the MOPPRS, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Company will repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

REDEMPTION

  If the Remarketing Dealer elects to remarket the MOPPRS on the Remarketing Date, the MOPPRS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described above under "Tender of MOPPRS; Remarketing" and "Repurchase" and to the Company's right to redeem the MOPPRS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the MOPPRS is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with MOPPRS held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding MOPPRS as a hedge against currency risk or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the U.S. dollar. Persons considering the purchase of the MOPPRS should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the MOPPRS arising under the laws of any other taxing jurisdiction.

  As used herein, the term "U.S. Holder" means a Beneficial Owner of a MOPPRS that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or (iii) an estate whose income is subject to United States Federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a MOPPRS is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder. As used herein, the term "non-U.S. Holder" means a Beneficial Owner of a MOPPRS that is not a U.S. Holder.

  The United States Federal income tax treatment of debt obligations such as the MOPPRS is not entirely certain. Because the MOPPRS are subject to mandatory tender on the Remarketing Date, the Company intends to treat the MOPPRS as maturing on the Remarketing Date for United States Federal income tax purposes. By purchasing the MOPPRS, the U.S. Holder agrees to follow such treatment for United States Federal income tax purposes. Based on such treatment, interest on the MOPPRS will constitute "qualified stated interest" and generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's regular method of tax accounting). Under the foregoing, if the MOPPRS are issued to the Holder at par value or alternatively, the excess of the par value over the issue price does not exceed the statutory de minimis amount (generally 1/4 of 1% of the MOPPRS' stated redemption price at the Remarketing Date multiplied by the number of complete years to the Remarketing Date from its issue date), the MOPPRS will not be treated as having original issue discount.

  It is anticipated that the MOPPRS will not be issued at a discount greater than the statutory de minimis amount. However, if the MOPPRS are issued at a discount greater than the statutory de minimis amount, a Holder would be required to include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the Holder's regular method of accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a MOPPRS would be the sum of the daily portions of original issue discount with respect to such MOPPRS for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such MOPPRS. The "daily portion" of original issue discount on any MOPPRS is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the MOPPRS, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the MOPPRS' adjusted issue price at the beginning of such accrual period and its yield to maturity (appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a MOPPRS at the beginning of any accrual period is the sum of the issue price of the MOPPRS plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the MOPPRS that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Under the foregoing treatment, upon the sale, exchange or retirement of a MOPPRS, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the MOPPRS. A U.S. Holder's adjusted tax basis in a MOPPRS generally will equal such U.S. Holder's initial investment in the MOPPRS increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such MOPPRS. Such gain or loss will generally be long-term capital gain or loss if the MOPPRS were held for more than one year.

  As a result of the IRS Reform Act of 1998 which was enacted into law on July 22, 1998, capital gains of individuals are generally subject to a maximum tax rate of 20% if the individual held the capital asset for more than twelve months prior to sale or disposition. Capital gains on the disposition of assets by individuals held for not more than one year continues to be taxed at the rates applicable to ordinary income (i.e. up to a maximum of 39.6%).

  There can be no assurance that the Internal Revenue Service ("IRS") will agree with the Company's treatment of the MOPPRS and it is possible that the IRS could assert another treatment. For instance, it is possible that the IRS could seek to treat the MOPPRS as maturing on the Stated Maturity Date.

  In the event the MOPPRS were treated as maturing on the Stated Maturity Date for United States Federal income tax purposes, because the Interest Rate to Maturity will not be determined until the Determination Date, the MOPPRS would be treated as having contingent interest under the Internal Revenue Code of 1986, as amended (the "Code"). In such event, under Treasury Regulations governing debt instruments that provide for contingent payments (the "Contingent Payment Regulations"), the Company would be required to construct a projected payment schedule for the MOPPRS, based upon the Company's current borrowing costs for comparable debt instruments of the Company, from which an estimated yield on the MOPPRS would be calculated. A U.S. Holder would be required to include in income original issue discount in an amount equal to the product of the adjusted issue price of the MOPPRS at the beginning of each interest accrual period and the estimated yield of the MOPPRS. In general, for these purposes, a MOPPRS' adjusted issue price would equal the MOPPRS's issue price increased by the interest previously accrued on the MOPPRS, and reduced by all payments made on the MOPPRS. As a result of the application of the Contingent Payment Regulations, it is possible that a U.S. Holder would be required to include interest in income in excess of actual cash payments received for certain taxable years.

  In addition, the character of any gain or loss, upon the sale or exchange of a MOPPRS (including a sale pursuant to the mandatory tender on the Remarketing
Date) by a U.S. Holder, will likely differ if the MOPPRS were treated as contingent payment obligations. Any such taxable gain generally would be treated as ordinary income. Any such taxable loss generally would be ordinary to the extent of previously accrued original issue discount, and any excess would generally be treated as capital loss.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a MOPPRS, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S.

Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the Beneficial Owner of the MOPPRS under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the Beneficial Owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the Beneficial Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a MOPPRS is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the Beneficial Owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes gain upon retirement or disposition of a MOPPRS, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The MOPPRS will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the MOPPRS would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the MOPPRS to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the MOPPRS to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a MOPPRS to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a Beneficial Owner would be allowed as a refund or a credit against such Beneficial Owner's United States Federal income tax provided the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-lnterest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

  The Company and the Remarketing Dealer, because of their activities or the activities of their respective affiliates, may be considered to be Parties-in-Interest or Disqualified Persons with respect to certain Plans. If the MOPPRS are acquired by a Plan with respect to which the Company or the Remarketing Dealer is, or subsequently becomes, a Party-in-Interest or Disqualified Person, the purchase, holding or sale of MOPPRS to the Remarketing Dealer could be deemed to be a direct or indirect violation of the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties-in-Interest or Disqualified Persons; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties-in-Interest or Disqualified Persons; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties-in-Interest or Disqualified Persons; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions will not necessarily cover all acts that might be construed as prohibited transactions.

  Accordingly, prior to making an investment in the MOPPRS, a Plan should determine whether the Company or the Remarketing Dealer is a Party-in-Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above.

  Prior to making an investment in the MOPPRS, Plans should consult with their legal advisers concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment on behalf of the Plan; whether the investment constitutes a direct or indirect transaction with a Party-in-Interest or a Disqualified Person; and whether under the general fiduciary standards of investment procedure and diversification an investment in the MOPPRS is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds of $277,887,500 (before deducting expenses of the offering) from the sale of the Notes to reduce outstanding short-term debt and for other general corporate purposes. Pending such applications, the net proceeds may be invested in cash equivalents. As of March 31, 1998, the Company's outstanding short-term debt had a weighted average interest rate of 5.70%, with maturities ranging from one day to four months.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Bear, Stearns & Co. Inc., Citicorp Securities, Inc. and Warburg Dillon Read LLC (the "Underwriters") as supplemented by a terms agreement (together with the Underwriting Agreement, the "Underwriting Agreement"), dated as of the date hereof and relating to MOPPRS, by and among the Company and the Underwriters, the Company has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the respective principal amount of MOPPRS set forth opposite its name below, at a price equal to 101.05% of the principal amount thereof.

                                                                PRINCIPAL AMOUNT
      UNDERWRITERS                                                 OF MOPPRS
      ------------                                              ----------------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated....................................   $ 55,000,000
      BancAmerica Robertson Stephens...........................     55,000,000
      Bear, Stearns & Co. Inc..................................     55,000,000
      Citicorp Securities, Inc.................................     55,000,000
      Warburg Dillon Read LLC..................................     55,000,000
                                                                  ------------
           Total...............................................   $275,000,000
                                                                  ============

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the MOPPRS offered hereby if any MOPPRS are purchased. The Underwriters have advised the Company that the Underwriters propose to offer the MOPPRS from time to time for sale in negotiated transactions or otherwise, at prices relating to prevailing market prices determined at the time of sale. The Underwriters may effect such transactions by selling MOPPRS to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of MOPPRS for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the MOPPRS may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of MOPPRS by them may be deemed to be underwriting compensation.

  The MOPPRS are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the MOPPRS, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the MOPPRS.

  The Underwriters are permitted to engage in certain transactions that maintain or otherwise affect the price of the MOPPRS. Such transactions may include over-allotment transactions and purchases to cover short positions created by the Underwriters in connection with the offering. If the Underwriters create a short position in the MOPPRS in connection with the offering, i.e., if they sell MOPPRS in an aggregate principal amount exceeding that set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing MOPPRS in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the MOPPRS. In addition, neither the Company nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  In the ordinary course of business, the Underwriters and their respective affiliates have engaged and may in the future engage in investment banking transactions with the Company and certain of its affiliates.

  In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to make contribution to certain payments in respect thereof.

PROSPECTUS

                                $1,200,000,000

                                     LOGO
                                DEBT SECURITIES

  Comdisco, Inc. (the "Company") may issue from time to time, together or separately its debt securities (the "Debt Securities"), which may be either senior ("Senior Debt Securities") or subordinated in priority of payment ("Subordinated Debt Securities"). The Company may also issue Debt Securities which may be convertible into or exchangeable for shares of common stock, par value $0.10, of the Company (the "Common Stock"). The Company may also issue Subordinated Debt Securities at a substantial discount from their principal amount at maturity, with no periodic payments of interest, which will be convertible into or exchangeable for shares of Common Stock, in amounts, at prices and on terms to be determined by market conditions at the time of offering ("Zero-Coupon Subordinated Convertible Securities").

  The Debt Securities may be issued in one or more series or issuances and will be limited to $1,200,000,000 in aggregate principal amount (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Debt Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

  The specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement, including, where applicable, the specific designation, ranking, priority, aggregate principal amount, currency or currencies, denominations, maturity, which may be fixed or extendible, premium or discount, if any, interest rate (or method of calculation), which may be fixed or floating, and time of payment of interest, form (which may be bearer, registered or global), terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into or exchange for shares of Common Stock and any other terms in connection with the offers and sale of Debt Securities. Additionally, the Prospectus Supplement relating to an issuance of Subordinated Debt Securities or Zero-Coupon Subordinated Convertible Securities will identify the indenture pursuant to which such Debt Securities will be offered and the trustee under such indenture, and will provide a summary of the provisions of such indenture which are materially different than the descriptions contained in this Prospectus. The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities and any listing on a securities exchange of the Debt Securities covered by such Prospectus Supplement and about relationships between the Company and the applicable trustee.

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION, NOR HAS THE SECURI-
  TIES  AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES COMMISSION  PASSED
   UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS OR ANY PROSPECTUS SUP-
    PLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Debt Securities may be offered directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters, through or to one or more dealers or underwriters acting alone, or through a combination of the foregoing. If any agents, dealers or underwriters are involved in the sale of any of the Debt Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution."

                 The date of this Prospectus is July 22, 1998

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 7th floor, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605. The Commission maintains a Web site, which contains reports, proxy and information statements and other information regarding registrants that, like the Company, file electronically with the Commission, at the following address: http://www.sec.gov.

  Additional information regarding the Company and the Debt Securities is contained in the registration statement on Form S-3, File No. 333-29813 (together with all exhibits and amendments, collectively, the "Registration Statement"), filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Commission's rules. For further information pertaining to the Company and the Debt Securities offered hereby reference is made to the Registration Statement which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

  Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-7725) are incorporated herein by reference.

    1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998.

    3. The Company's Current Report on Form 8-K dated January 5, 1998 and filed with the Commission on January 8, 1998 and Current Report on Form 8-K dated and filed with the Commission on July 22, 1998.

    4. The description of the Common Stock included in the registration statement filed under the Exchange Act under File No. 1-7725, including all amendments or reports filed for the purpose of updating such description.

    5. The description of the Company's Preferred Stock Purchase Rights included in the Registration Statement on Form 8-A filed under the Exchange Act on November 6, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, including any beneficial owner, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Edward A. Pacewicz, Vice President and Treasurer, Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018; telephone (847) 698-3000.

                                  THE COMPANY

  Comdisco, Inc. (with its subsidiaries, the "Company" or "Comdisco") is a technology services company, providing solutions that help organizations reduce technology cost and risk. The Company operates in one industry segment, business services, providing technology services, continuity services and network design, implementation and management to its customers. These services are designed to provide integrated, long-term, cost effective asset and technological planning as well as data and voice availability and recovery to users of high technology equipment.

  The Company provides customers with available technical, financial and recovery alternatives, regardless of hardware platform or manufacturer. In addition to working with its customers to develop strategies governing when to acquire equipment and how to track it, when to upgrade existing equipment and when to order new equipment to take advantage of current technology, Comdisco also provides business continuity services for customers' data, voice and network systems. The Company also has the ability to act as an outlet for the equipment being displaced.

  Comdisco's business is diversified by customer, customer type, equipment segments, geographic location of its customers and maturity of its lease receivables. The Company's customers include "Fortune 1000" corporations or companies of a similar size as well as smaller organizations. The Company's businesses are not dependent on any single customer or on any single source for the purchasing, selling or leasing of equipment, or in connection with its continuity services.

  The Company was founded in 1969 and incorporated in Delaware in 1971. The executive offices of the Company are located in the Chicago area, at 6111 North River Road, Rosemont, Illinois 60018, and its telephone number is (847) 698-3000. At March 31, 1998 the Company had approximately 2,562 full-time employees.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

      SIX MONTHS ENDED
         MARCH 31,                      FISCAL YEAR ENDED SEPTEMBER 30,
      ------------------          ---------------------------------------------------------------------
      1998        1997            1997           1996           1995           1994           1993
      ----        ----            ----           ----           ----           ----           ----
      1.67        1.65            1.67           1.64           1.55           1.29           1.43

  For purposes of calculating the ratio of earnings to fixed charges, earnings have been calculated by adding fixed charges and income taxes to net earnings available to common stockholders without taking into account earnings and losses attributed to discontinued operations and extraordinary items. Fixed charges consist of interest expense on all indebtedness, amortization of debt issuance costs, and one-third of rental expense, which is assumed to be the representative interest portion of rental expense.

                                USE OF PROCEEDS

  Unless otherwise stated in the accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including equipment purchases, repayment of short-term debt and redemption or repurchase of senior debt. Pending such applications, the net proceeds may be temporarily invested in cash equivalents. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company or to lengthen the average maturity of its borrowings.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in such Prospectus Supplement.

  The Senior Debt Securities are to be issued under an Indenture, as amended from time to time (the "Senior Indenture") dated as of December 1, 1995, between the Company and Yasuda Bank and Trust Company (U.S.A.) as trustee, or the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The Senior Indenture is an exhibit to the Registration Statement. Subordinated Debt Securities (other than Zero-Coupon Convertible Subordinated Securities) will be issued under an indenture or indentures, as amended from time to time (collectively, the "Subordinated Indenture") between the Company and the trustee or trustees named in the applicable Prospectus Supplement (collectively, the "Subordinated Trustee"). Zero-Coupon Convertible Subordinated Securities will be issued under an indenture or indentures, as amended from time to time (collectively, the "Zero-Coupon Convertibles Indenture") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (collectively, the "Zero-Coupon Convertibles Trustee"). Prior to the issuance of any Subordinated Debt Securities or Zero-Coupon Convertible Subordinated Securities thereunder, the forms of Subordinated Indenture and Zero-Coupon Convertibles Indenture, as applicable, will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and filed by amendment as exhibits to the Registration Statement. The Senior Indenture, Subordinated Indenture and Zero-Coupon Convertibles Indenture are collectively referred to as the "Indentures."

  The terms of the Debt Securities include those stated, and to be stated, in the Indentures and those made a part of the Indentures by reference to the Trust Indenture Act, and the holders of Debt Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Debt Securities and the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indentures and the Trust Indenture Act. The term "Debt Securities," as used under this caption, refers to all Securities issued or issuable from time to time under the Indentures. The particular terms of the Debt Securities offered by a Prospectus Supplement and the extent, if any, to which such general provisions may apply to Debt Securities, will be described in the Prospectus Supplement relating to such Debt Securities.

  Wherever particular defined terms of the Indentures are referred to, it is intended that such defined terms shall be incorporated herein by reference. Unless otherwise indicated herein, capitalized terms used herein that are defined in the Indentures shall have the meanings ascribed to them in the Indentures.

  Unless otherwise provided in the applicable Prospectus Supplement, none of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Unless otherwise provided in the applicable Prospectus Supplement, neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

  Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security").

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, when applicable, of the Debt Securities: (i) the title of the Debt Securities; (ii) any limit on the aggregate principal amount of the Debt Securities; (iii) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities will be payable; (iv) the rate or rates per annum at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue; (v) the dates on which such interest, if any, will be payable and the Regular Record Dates for any interest payable on any Registered Security on any such Interest Payment Dates, any circumstances in which the Company may defer interest payments or any manner of computing interest if other than a 360-day year of twelve 30-day months; (vi) the place or places where principal and interest (and premium, if any) on the Debt Securities may be payable, where any Registered Securities may be surrendered for transfer and where Debt Securities may be exchanged and notices and demands may be served or published, (vii) the price at which, the periods within which or the date or dates on which, and the terms and conditions upon which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company; (viii) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods, price or prices and terms and conditions upon which such repurchase, redemption or purchase shall occur; (ix) whether Debt Securities are to be Registered Securities, Bearer Securities or both, are to be issuable with or without coupons and the terms upon which Bearer Securities may be exchanged for Registered Securities and in the case of Bearer Securities, the date as of which such Bearer Securities shall be dated (if not the date of original issuance of the first security of like tenor and term); (x) whether Debt Securities are to be issued in the form of a Global Security, the Depositary and Global Exchange Agent, whether such global form is temporary or permanent, the circumstances under which any temporary Global Security will be exchanged for definitive Global Securities and any applicable Exchange Date; (xi) whether any additional amounts ("Additional Amounts") will be payable to Holders of the Debt Securities; (xii) the denomination of any Registered Security (if other than $1,000 or any integral multiple thereof) and of any Bearer Security (if other than $5,000 or any integral multiple thereof);
(xiii) if other than Dollars, the currency or currencies of denomination, including any composite currency or index; (xiv) the application, if any, of the defeasance or covenant defeasance provisions of the applicable Indenture to the Debt Securities; (xv) if other than Dollars, the currency, currencies or currency units in which payments shall be made on the Debt Securities and the time and manner of determining any exchange rate between the currency or Currencies of denomination and that or those in which they are to be paid;
(xvi) the manner in which any payments on an offered Security may be determined with respect to an index; (xvii) the designation of any initial Exchange Rate Agent; (xviii) the terms and conditions, if any, upon which the Debt Securities are to be convertible into or exchangeable for any securities of any Person (including the Company); (xix) the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (xx) the Person to whom any interest on any Registered Security shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, the manner in which, or Person to whom, any interest on any Bearer Security will be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they mature, and the extent to which any interest payable on an Interest Payment Date on any temporary Security issued in Global form will be paid if other than the manner in the applicable Indenture; (xxi) the terms of any pledge of property made to secure the obligations of the Company under such Debt Securities and the circumstances under which such pledge may be released, and the limitations, if any, on recourse against the Company under such Debt Securities; (xxii) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent; (xxiii) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to an Event of Default; (xxiv) if other than as defined in the Indenture, the meaning of "Business Day" when used with respect to the Debt Securities; and (xxv) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. The variable terms of the Debt Securities are subject to change from time to time, but no such change will affect any Debt Security already issued or as to which an offer to purchase has been accepted by the Company. For purposes of this Prospectus, any reference to the payment of principal (or premium, if any) or interest, if any, on any Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

  Special United States Federal income tax considerations or other restrictions or terms applicable to any Debt Securities which are (i) Bearer Securities, (ii) offered exclusively to United States Aliens (as defined in the Indenture) or (iii) denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

  Under the Indentures, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued thereunder and, without the consent of the holders thereof, to issue additional amounts of a series of Debt Securities (with different dates for payments, different rates of interest and in different currencies or currency), in an aggregate principal amount determined by the Company.

  Unless otherwise specified in the applicable Prospectus Supplement, the Indentures do not, and will not, include covenants of the Company restricting its ability to incur additional debt.

  Principal and interest, premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restriction set forth in the Indentures, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any additional amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the applicable Indentures, the Debt Securities and the Prospectus Supplement relating thereto. Bearer Securities and the coupons, if any, pertaining thereto will be transferable by delivery. Unless otherwise specified in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

DENOMINATIONS, FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000 and any integral multiple thereof and Bearer Securities denominated in U.S. dollars are issuable in denominations of $5,000 and any integral multiples thereof. The Indentures will also provide that Debt Securities of a series may be issuable in global form. See "Description of Debt Securities-- Global Securities" below. Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities (except Global Securities) will have interest coupons attached.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, but subject to applicable laws, upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities of the same series between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Securities will not otherwise be issued in exchange for Registered Securities.

  Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. If the Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed or exchanged for a period of 15 days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption or exchange,
(ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed or exchanged in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in fully registered or bearer form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer a beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Payments of principal of and any interest (and premium, if any) on individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal or interest (or premium, if any) in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Security representing such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue definitive Debt Securities of such series to Participants in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series to Participants in exchange for the Global Security or Securities representing such series of Debt Securities.

ORIGINAL ISSUE DISCOUNT SECURITIES

  The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special United States federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. In addition, the Subordinated Debt Securities may, for United States federal income tax purposes, be deemed to have been issued with "Original Issue Discount" ("OID") even if such securities are offered and sold at an amount equal to their stated principal amount. The United States federal income tax consequences of Subordinated Debt Securities deemed to be issued with OID will be described in any Prospectus Supplement relating thereto.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below) or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a Qualifying Branch of a United States Financial Institution and, if such person is a dealer, that it will send similar confirmations to purchasers form it. The term "Qualifying Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder.

  Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

  The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and the term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

PAYMENT AND PAYING AGENTS

  Unless otherwise provided in the applicable Prospectus Supplement, the Place of Payment for a series issuable solely as Registered Securities will be New York, New York, U.S.A., and the Company will initially designate the corporate trust office of the applicable Trustee for this purpose. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Registered Securities (i) by check mailed to the address of the Person entitled thereto as such Person's address appears in the Security Register or
(ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise provided in the applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date of such interest.

  If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, information relating to the place and manner of payment, and the identity of the Company's Paying Agents, will be specified in the applicable Prospectus Supplement.

  The Company may from time to time designate additional offices or agencies for payment with respect to any Debt Securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

CONSOLIDATION, MERGER OR SALE OF ASSETS BY THE COMPANY

  Except as is otherwise specified in the applicable Prospectus Supplement, each Indenture provides, or will provide, that the Company may, without the consent of the Holders of Outstanding Debt Securities, consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, provided that, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes all obligations of the Company under any Debt Securities and related Indenture, (ii) the Company or such successor person shall not immediately thereafter be in default under the Indenture relating to any Debt Securities and (iii) certain other conditions under the applicable Indenture are met. Upon the assumption of the Company's obligations by such a person in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations under any Debt Securities and the Indenture relating to any Debt Securities.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Each Indenture provides, or will provide, that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities and that at least a majority in principal amount of Debt Securities of each affected series may, with respect to such Debt Securities, waive past defaults under such Indenture or compliance by the Company with certain provisions of such Indenture; provided however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, or any redemption price, with respect to any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the place of payment, method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (ii) reduce the percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture or required to waive compliance with certain provisions of, or past defaults under, such Indenture, or reduce the requirements for quorum or voting provided by such Indenture.

ADDITIONAL PROVISIONS

  Each Indenture provides, or will provide, that, subject to the duty of the applicable Trustee during default to act with the required standard of care, the applicable Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless such holders shall have offered to the applicable Trustee reasonable indemnity. Subject to such provisions for the indemnification of the applicable Trustee and certain other conditions, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series.

  No holder of any Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless: (i) such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series; (ii) the holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as trustee; (iii) the applicable Trustee shall have failed to institute such proceeding within 60 days after receipt of such written request; and (iv) the applicable Trustee shall not have received during such 60 day period from the holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request. However, the holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment.

                PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

GENERAL

  The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement, and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered, will be described in the Prospectus Supplement relating to such Senior Debt Securities. The Senior Debt Securities will be direct, unsecured obligations of the Company and will rank equally with each other and with all outstanding unsecured senior indebtedness of the Company.

EVENTS OF DEFAULT; WAIVERS, ETC.

  Unless otherwise described in the applicable Prospectus Supplement, under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series under the Senior Indenture: (a) default in the payment of any interest or Additional Amounts upon any of the Senior Debt Securities of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any of the Senior Debt Securities of that series when due, whether at maturity, upon declaration of acceleration, notice of redemption, request for repayment, or otherwise; (c) default in the deposit of any sinking fund payment, when due, in respect of any of the Senior Debt Securities of that series; (d) default in the performance of any covenant of the Company, contained in the Senior Indenture (other than a covenant expressly included in the Senior Indenture for the benefit of a series of Senior Debt Securities other than such series or otherwise expressly dealt with in the Senior Indenture or the Senior Debt Securities) continued for 60 days after written notice as provided in the Senior Indenture; (e) default in the payment when due (subject to any applicable grace period), whether at stated maturity or otherwise, of any principal of or interest on (however designated) any indebtedness for borrowed money of, or guaranteed by, the Company (other than the Senior Debt Securities of any series and other than non-recourse indebtedness) in an aggregate principal amount exceeding 5% of the consolidated net worth of the Company and its subsidiaries (determined as of the most recent fiscal quarter for which a balance sheet is available), whether such indebtedness now exists or shall hereafter be created, which default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and the Senior Trustee receives written notice from a Holder or the Company of such declaration; provided however, that if any such acceleration shall subsequently be rescinded or annulled (including through the discharge of the accelerated indebtedness) prior to the obtaining of any judgment or decree for the payment of any money due on such indebtedness or the actual payment of money on such indebtedness, any acceleration with respect to Senior Debt Securities of any series consequent solely on such other acceleration shall likewise be deemed rescinded or annulled without further action on the part of any Holders; provided, further, that for a default other than a default in payment, so long as the Company is contesting in good faith such event of default and the Company delivers to the Senior Trustee a certificate that the Company is contesting in good faith the existence of such event of default, then no Event of Default shall be deemed to exist under this clause; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default established with respect to Senior Debt Securities of that series. The Senior Trustee may withhold notice to the Holders of any series of Debt Securities issued under the Senior Indenture of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Debt Securities of such series or in the making of any sinking fund installment) if it considers it in the interest of such Holders to do so. No Event of Default with respect to a particular series of Senior Debt Securities necessarily constitutes an Event of Default with respect to any other series of Senior Debt Securities issued under the Senior Indenture.

  If an Event of Default with respect to outstanding Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the Holders of not less than 25% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount of all outstanding Senior Debt Securities of that series (or such lesser amount as may be provided for in the Senior Debt Securities of that series or the Prospectus Supplement relating to that series) and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series, but before a judgment or decree for payment of money due has been obtained by the Senior Trustee, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived.

  Any default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all outstanding Senior Debt Securities of that series, except a default in the payment of principal or premium, if any, or interest or Additional Amounts, if any, on any of the Senior Debt Securities of that series or a default in respect of a covenant or provisions which cannot be modified or amended without the consent of the Holder of each of the outstanding Senior Debt Securities of such series affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising from it shall be deemed to be cured.

  The Holders of a majority in principal amount of the outstanding Senior Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or exercising any trust or power conferred on the Senior Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture and the Senior Trustee determines that the action so directed is not unduly prejudicial to the rights of other Holders of such series. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Senior Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company is required to file with the Senior Trustee annually a written statement as to the presence or absence of certain defaults under the Senior Indenture and compliance by the Company with all conditions and covenants under the Senior Indenture.

CONCERNING THE SENIOR TRUSTEE

  The Senior Trustee has its principal office at 666 Fifth Avenue, 8th Floor, New York, New York 10103. The Senior Trustee's offices for the purpose of presenting Securities for payment or registration of transfer or exchange are located at the same address. The Company has leased equipment to the Senior Trustee and provides it with business continuity services through its subsidiaries. The Senior Trustee is one of several core relationship banks which provide credit and banking services to the Company and its subsidiaries, both domestically and internationally.

             PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

GENERAL

  The particular terms of the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

  The Subordinated Debt Securities will be direct, unsecured obligations of the Company. Except to the extent otherwise set forth in the applicable Prospectus Supplement or applicable Subordinated Debt Indenture or Zero-Coupon Convertibles Indenture, the obligations of the Company pursuant to the Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness of the Company. See "Subordination," below.

  The default provisions, covenants and amendment provisions, relating to Subordinated Debt Securities, including, as applicable, Zero-Coupon Convertible Subordinated Securities, will be set forth in the applicable Indenture and the Prospectus Supplement relating to such Debt Securities.

  To the extent that Subordinated Debt Securities, including, as applicable, Zero-Coupon Convertible Subordinated Securities, are issued as Original Issue Discount Securities, or deemed to be issued with OID, the United States federal income tax considerations applicable to such Subordinated Debt Securities will be described in any applicable Prospectus Supplement.

  Prior to the issuance of any Subordinated Debt Securities, including without limitation, Zero-Coupon Convertible Subordinated Securities, the Company will qualify the applicable Zero-Coupon Convertibles Indenture or Subordinated Indenture under the Trust Indenture Act and amend the Registration Statement to file the applicable Indenture as an exhibit. The applicable Prospectus Supplement will also identify the Trustee under the applicable Indenture and the Trustee's relationships with the Company.

SUBORDINATION

  Indebtedness evidenced by the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, will be subordinated in right of payment, as set forth in the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness (as defined below), in each case as more fully provided in the Prospectus Supplement applicable to such Subordinated Debt Securities.

  By reason of such subordination, unless and to the extent otherwise provided in the applicable Prospectus Supplement, in the event of dissolution, insolvency, bankruptcy or similar proceedings, upon any distribution of the assets of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due thereon, before the Holders of the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, will be entitled to receive any payment or distribution from the Company with respect to any Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities.

  Unless otherwise indicated in the applicable Prospectus Supplement, no payment of the principal amount at maturity, interest, if any, or any other amount with respect to the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, may be made (nor may the Company acquire any Zero-Coupon Convertible Subordinated Securities for cash or property) if
(i) any payment default on any Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof or (ii) any other default on any Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and either such default is the subject of judicial proceedings or the Company receives notice of the default, unless (a) in the case of defaults on Senior Indebtedness other than payment defaults, 180 days pass after notice of default is given and such default is not then the subject of judicial proceedings or (b) the default with respect to Senior Indebtedness is cured or waived and, in each case, the terms of the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture otherwise permit the payment (or acquisition of the Zero-Coupon Convertible Subordinated Securities) at that time.

  Unless otherwise defined in the definitive form of applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture filed under the Registration Statement, or is otherwise provided in an applicable Prospectus Supplement, "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with, any Indebtedness of the Company, either outstanding on the date of the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture or created, incurred or assumed subsequent to such date, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities. Without limiting the generality of the foregoing, and except as otherwise provided in the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture, or in the applicable Prospectus Supplement, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) all obligations of every nature of the Company from time to time owed to the holders of the Senior Debt Securities under the Senior Indenture including, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations.

  Unless otherwise defined in the definitive form of applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture filed under the Registration Statement, or otherwise provided in the applicable Prospectus Supplement, "Indebtedness" means (i) any liability of any Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) under interest rate contracts and exchange rate contracts, or (D) for the payment of money as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed or that is otherwise its legal liability; (iii) all Indebtedness referred to in (but not excluded from ) clauses (i) and (ii) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

  If Subordinated Debt Securities are issued under a Subordinated Indenture, or Zero-Coupon Subordinated Convertible Securities are issued under a Zero-Coupon Convertibles Indenture, the amount of Senior Indebtedness outstanding as of a then recent date will be set forth in the applicable Prospectus Supplement. Except to the extent otherwise set forth in a Prospectus Supplement, no Subordinated Indenture or Zero-Coupon Convertibles Indenture will contain any restriction on the amount of Senior Indebtedness which the Company may incur.

                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

  The following statements with respect to the Company's common stock and common stock purchase rights are subject to the detailed provisions of the Company's restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and bylaws, as amended (the "Bylaws"), and to the Rights Agreement (as defined below). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation, the Bylaws and the Rights Agreement, which are incorporated by reference as exhibits to the Registration Statement. All references to outstanding Common Stock and related rights reflect the two-for-one stock split of the Company's Common Stock which was effected with respect to holders of record on May 22, 1998.

GENERAL

  The Company is authorized to issue 750,000,000 shares of Common Stock, par value $0.10 per share, of which 220,961,668 shares were issued and outstanding as of March 31, 1998 and 100,000,000 shares of preferred stock, par value $.10 per share ("Preferred Stock"), of which 824,400 shares of 8.75% Cumulative Preferred Stock, Series B were issued and outstanding as of March 31, 1998. On October 20, 1997, the Company redeemed all of its previously issued and outstanding 8.75% Cumulative Preferred Stock, Series A in accordance with the terms of that preferred stock. On July 13, 1998, the Company redeemed all of its issued and outstanding Series B Preferred Stock in accordance with the terms of that preferred stock. The Company has established a class of Junior Participating Preferred Stock, Series C, and has initially authorized 200,000 shares for issuance in connection with the Rights Agreement (as defined below).

  Holders of Common Stock are entitled to one vote for each share held on all matters requiring stockholder action. Subject to the rights of the holders of Preferred Stock, the holders of Common Stock are entitled to receive dividends out of any funds of the Company lawfully available therefore (if, when and as declared by the Board of Directors in its discretion). Certain restrictions set forth in the Company's financing agreements limit the Company's ability to declare and pay dividends.

  Stockholders are entitled upon liquidation, dissolution or winding-up of the affairs of the Company to share ratably in the assets of the Company legally available for distribution to holders of Common Stock. Holders of Common Stock have no preemptive rights. The shares of Common Stock do not have cumulative voting rights.

  The Certificate of Incorporation of the Company provides for a Board of Directors of not less than four and no more than fifteen directors, with the number to be set by or in accordance with the Bylaws. The affirmative votes of the holders of at least 66 2/3% of the stock then entitled to vote in an election of directors is required for the approval of any proposal that any director of the Company be removed from office, or that the provisions relating to the number in classification of directors or the Bylaw provision setting the number or procedure for determining the number of directors be altered, amended or repealed.

  Article 12 of the Certificate of Incorporation of the Company requires the affirmative vote of the holders of at least 66 2/3% of the stock and entitled to vote in an election of directors, not owned by a Substantial Stockholder (as defined below) for the approval of certain business combinations and certain other transactions with a Substantial Stockholder unless certain minimum price and procedural requirements are met and for the amendment or repeal of these provisions. A Substantial Stockholder is defined as any person or entity that acquires at least 10% or more of the Common Stock of the Company, excluding any member of the Board of Directors of the Company as of September 30, 1985, or any employee benefit plan of the Company or its subsidiaries. Such super-majority approval would not be required if (1) the business combination is solely between the Company and another corporation 50% or more stock which is owned, directly or indirectly, by the Company and none of which is owned by a Substantial Stockholder or (2) all following conditions are satisfied: (a) the cash or fair market value of the consideration to be received per share by holders of the common stock is not less than the higher of (i) the highest per share price paid by such Substantial Stockholder in acquiring any Common Stock of the Company of (ii) the highest per share market price of the Company's Common Stock during the three-month period immediately preceding the date of the proxy statement described in (c) below or, if none, the six-month period prior to the consummation of the business combination;
(b) after becoming a Substantial Stockholder and prior to consummation of such business combination (i) such Substantial Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company except proportionately as a stockholder or upon compliance with the provisions of Article 12 and (ii) such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans or other financial assistance provided by the Company, or made any major change in the Company's equity capital structure; and (c) if such proposal otherwise requires stockholder approval, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Company is subject to such requirements, shall be mailed to the stockholders of the Company for the purpose of soliciting stockholder approval of such business combination.

  The outstanding shares of the Company's Common Stock are duly and validly issued, fully paid and nonassessable, and any shares of Common Stock issuable upon the conversion or exchange of Debt Securities which are convertible into or exchangeable for Common Stock, unless the applicable Prospectus Supplement specifies otherwise, upon the purchase of such Debt Securities at the option of the Holder thereof will be, duly and validly issued, fully paid and nonassessable.

COMMON STOCK PURCHASE RIGHTS

  The Board of Directors of the Company on November 4, 1997 declared a dividend of one preferred stock purchase right (a "Right"), for each outstanding share of Common Stock of the Company, effective November 17, 1997. The Rights were issued under the terms and conditions of a rights agreement between the Company and ChaseMellon Shareholder Services, L.L.C. ("Rights Agreement"). The Rights, if and when exercisable, will entitle the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series C, of the Company at a price of $75 per share, subject to adjustment. The Rights will be redeemable as provided below at a redemption price ("Redemption Price") of $0.005 per Right and will expire at the close of business on November 17, 2007, unless earlier redeemed by the Company as described below. Additionally, after any person becomes the beneficial owner of 15% or more of the Common Stock (subject to certain exceptions in the Rights Agreement) or the Board of Directors declares a person to be an Adverse Person (as defined below), the Board of Directors may also redeem the Rights by exchanging shares of Common Stock for all or part of the outstanding Rights (other than those held by an Acquiring Person (as defined below) or an Adverse Person) at a ratio of one share of Common Stock for each Right held.

  Following is a summary of certain provisions of the Rights and the Rights Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of the Rights and the Rights Agreement, including particular provisions or defined terms of the Rights Agreement. A copy of the Rights Agreement has been filed with the Commission and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

  Presently, the Rights are attached to all Common Stock certificates representing shares outstanding, and no separate Right Certificates have been distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 days following a public announcement that a person or group has become an Acquiring Person (as defined below) or (ii) the close of business on the 10th business day (or such later date as the Board of Directors determine) after the date a person or group makes a tender or exchange offer which if completed would result in such person or group being the beneficial owner of 15% or more of the outstanding Common Stock or (iii) the close of business on the 10th business day after the Board of Directors declares a person to be an Adverse Person (as defined below). An "Acquiring Person" is a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the date of such announcement being the "Stock Acquisition Date"); provided, however, that an Acquiring Person shall not include, and a Distribution Date shall not occur as a result of the ownership of Common Stock by, any person who, at November 17, 1997, together with all affiliates and associates of such person, is the beneficial owner of 20% or more of the shares of Common Stock then outstanding (an "Existing Holder") until such time as such Existing Holder or any affiliate or associate of such Existing Holder shall become the beneficial owner of any additional shares of Common Stock or any other person who is the beneficial owner of any shares of Common Stock shall become an affiliate or associate of such Existing Holder, if after giving effect to such additional shares or the shares beneficially owned by such other person, such Existing Holder, together with all affiliates and associates of such Existing Holder, shall be the beneficial owner of 30% or more of the shares of Common Stock then outstanding; and provided further that each of the Existing Holder's successors in interest (as defined in the Rights Agreement) that would beneficially own, as a result of the transfer to such successor of any shares of Common Stock beneficially owned by an Existing Holder, 15% or more of the shares of Common Stock then outstanding shall be treated as an Existing Holder. An "Adverse Person" is a person or group, other than an Existing Holder, which beneficially owns 10% or more of the outstanding Common Stock and as to which the Board of Directors has made a determination that such person or group has interests adverse to those of the Company (based on requirements set out in the Rights Agreement).

  Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, granted or awarded as of the Distribution Date, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

  In the event that (i) a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors of the Company determine to be fair to and otherwise in the best interests of the Company and its stockholders) or (ii) the Board of Directors declares a person to be an Adverse Person, following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, that amount of Common Stock having a fair market value of twice the exercise price of the Right (i.e., at a 50% discount). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger which follows an offer described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

  The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued upon exercise of the Rights and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

  At any time until fifteen days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at their Redemption Price per Right (payable, at the election of the Company, in cash, Common Stock or such other consideration as the Board of Directors may determine). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate redemption price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

  In general, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in certain respects including to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement.

  Each share of outstanding Common Stock has one Right attached thereto. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all such shares will have attached Rights.

  The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover but rather are designed to enhance the ability of the Board of Directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the Rights should not interfere with a proxy contest.

                             PLAN OF DISTRIBUTION

  The Company may sell any of the Debt Securities directly to purchasers, or through agents, dealers, or underwriters.

  The Prospectus Supplement and Pricing Supplement, if any, set forth the terms of the offering of the particular series of Debt Securities to which such Prospectus Supplement and any such Pricing Supplement relate, including
(i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such series of Debt Securities, (ii) the initial public offering or purchase price of such series of Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company, and (vi) the securities exchanges, if any, on which such series of Debt Securities will be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities offered by the Prospectus Supplement relating to such series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offers to purchase the Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any agent involved in the offering and sale thereof in respect of which this Prospectus is delivered is named and any commissions payable by the Company to such agent are set forth in the Prospectus Supplement relating to such series. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If the sale is accomplished through an underwriter or underwriters, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters (including identification of any managing underwriter or underwriters) and the terms of the transaction will be set forth in the Prospectus Supplement, which, together with this Prospectus, will be used by the underwriters to make resales of the Debt Securities in respect of which the Prospectus Supplement and this Prospectus is delivered to the public.

  If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters, agents or dealers to solicit offers by certain institutions to purchase Debt Securities to which such Prospectus Supplement relates pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each of the Contracts will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such Contracts shall not be less or more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of Debt Securities covered thereby shall not at the time of delivery be prohibited under the applicable laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total amount of such Debt Securities less the amount thereof covered by such Contracts. Underwriters, agents or dealers will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

  Underwriters, agents and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  All Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Debt Securities.

  Underwriters, agents and dealers, and their respective affiliates, may engage in transactions with, or perform services for, the Company, including investment and commercial banking transactions and services, in the ordinary course of business.

  Underwriters, agents and dealers participating in the distribution of the Debt Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the legality of the Debt Securities will be passed upon for the Company by Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company and for the underwriters, agents and dealers by Brown & Wood LLP, New York, New York. Mr. Fitzgerald beneficially owns 61,064 shares of the Company's Common Stock and holds options, granted under the Company's stock option plans, to purchase an additional 110,268 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements and schedule of Comdisco, Inc. and subsidiaries as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997 incorporated herein by reference to the Annual Report on Form 10-K of the Company for the year ended September 30, 1997 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OF-FER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLIC-ITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITA-TION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of the MOPPRS..................................................  S-2
Certain United States Federal Income Tax Considerations....................  S-9
ERISA Considerations....................................................... S-12
Use of Proceeds............................................................ S-12
Underwriting............................................................... S-13

                                   PROSPECTUS

Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   2
The Company.................................................................   3
Ratio of Earnings to Fixed Charges..........................................   3
Use of Proceeds.............................................................   4
Description of Debt Securities..............................................   4
Particular Terms of the Senior Debt Securities..............................  11
Particular Terms of the Subordinated Debt Securities........................  12
Description of the Company's Common Stock...................................  14
Plan of Distribution........................................................  18
Legal Matters...............................................................  19
Experts.....................................................................  19

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                                  $275,000,000

                                      LOGO

                            6.13% MANDATORY PAR PUT
                           REMARKETED SECURITIES/SM/
                                 ("MOPPRS/SM/")
                               DUE AUGUST 1, 2006

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              MERRILL LYNCH & CO.

                         BANCAMERICA ROBERTSON STEPHENS

                            BEAR, STEARNS & CO. INC.

                           CITICORP SECURITIES, INC.

                            WARBURG DILLON READ LLC

                                 JULY 22, 1998

                         "MANDATORY PAR PUT REMARKETED
                      SECURITIES/SM/" AND "MOPPRS/SM/" ARE
                             SERVICE MARKS OWNED BY
                           MERRILL LYNCH & CO., INC.

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